Employment Contract

                                     between

                     Advanced Medical Institute Pty Limited

                              (ABN 56 095 238 645)

                                       and

                                 Dr Jack Vaisman

                                    Contents

Clause
number    Heading                                                         Page

1         Dictionary                                                         1

2         Identity of the Employer and Employee                              1

3         Commencement                                                       1

4         Duration of Employment                                             1

5         The Position                                                       1

6         Location of Employment                                             2

7         Travel                                                             2

8         Conduct and Performance                                            2

9         Performance Standards and Review                                   2

10        Conflicts of Interest and Code of Conduct                          3

11        Hours of Work                                                      3

12        Base Salary Package                                                4

13        Bonus                                                              4

14        Refund of expenses and provision of allowances                     5

15        Annual Leave                                                       5

16        Long Service Leave                                                 5

17        Sick Leave                                                         5

18        Policies and Procedures                                            6

19        Occupational Health and Safety                                     6

20        Anti-discrimination and Harassment                                 6

21        Use of Employer's Facilities                                       7

22        Termination Upon Prior Notice                                      7

23        Summary Termination                                                8

24        Appointment to and Resignation from Offices                        9

25        Suspension                                                         9

26        Confidential Information and Insider Trading                      10

27        Return of Property and Documents upon Termination                 11

28        Post-Employment Restrictions                                      11

29        Entire Agreement                                                  11

30        No Representations and Warranties                                 11

31        Governing Law and Jurisdiction                                    11

32        Independent Legal Advice                                          12

          Schedule A                                                        14
          Job Description                                                   14

          Schedule B                                                        15
          Confidential Information                                          15

          Schedule C                                                        16
          Post-Employment Restrictions                                      16

                               Employment Contract

1     Dictionary

1.1 For the purpose of this contract, the following terms have the meanings set out below.

      "Employment" means the employment of the Employee by the Employer.

      "Document" means any record of information.

      "Position" means the position of Chief Executive Officer and Managing Director of the Employer.

      "Related Body Corporate" has the same meaning as that set out in section 50 of the Corporations Act 2001.

1.2   Other terms may be specially defined elsewhere in this contract.

2     Identity of the Employer and Employee

2.1   The Employer is Advanced Medical Institute Pty Limited (ABN 56 095 238
      645) of Level 1, 204-218 Botany Road, Alexandria NSW 2015.

2.2 The Employee is Dr Jack Vaisman of 131/18 Waverley Road, Bondi Junction NSW 2022.

2.3 The Employee will promptly notify the Employer in writing of any change to the residential address of the Employee.

3     Commencement

3.1 The Employee has been employed by the Employer or its associated companies since 1 March 1993.

3.2 The parties have agreed to amend the terms and conditions of the Employment, with effect from 1 July 2005 ("Effective Date"), and to set out in this contract the terms and conditions of the Employment in effect on and from the Effective Date.

4     Duration of Employment

The Employment will continue indefinitely until terminated by either party in accordance with the terms of this contract.

5     The Position

5.1 The Employee will be employed in the position of Chief Executive Officer and Managing Director.

5.2 In the Position, the Employee will report directly to the Employer's board of directors.

5.3 A description of the duties and responsibilities of the Position is set out in Schedule A. This description is not intended to be exhaustive and the Employer may require the Employee to perform other duties in addition to or instead of those set out in Schedule A.

5.4 The Employee warrants that the Employee is not subject to any direct or indirect restrictions on the Employee's ability to fully perform the duties of the Position and will not be breaching any obligation to a third party by entering into this contract.

6     Location of Employment

6.1 The Employment will initially be based at the Employer's workplace at Level 1, 204-218 Botany Road, Alexandria NSW 2015.

6.2 The Employer may change the base of the Employment to any location within the Sydney Metropolitan Area at any time by giving the Employee at least one month's notice in writing. In the event of such relocation, the Employee will not be entitled to any additional remuneration.

7     Travel

7.1 The Employee acknowledges that the nature of the position requires frequent and unscheduled travel.

7.2 The Employee must engage in such travel without any additional remuneration and as required by the Employer. All reasonable and proper expenses associated with such travel will be borne by the Employer in accordance with clause 13.

8     Conduct and Performance

8.1   The Employee must:

      (a)   comply with the lawful directions of the Employer;

      (b) serve the Employer and fulfil the duties of the Position honestly, faithfully and in a professional manner;

      (c) use the Employee's best efforts to promote the business of the Employer;

      (d) fully and truthfully answer any questions asked by the Employer regarding the Employment; and

      (e) fully report to the Employer all business opportunities which may advantage the Employer and any significant threats to the Employer's business as soon as these come to the attention of the Employee.

8.2 The Employee warrants that the Employee is not subject to any restrictions on the Employee's ability to perform the duties of the Position.

9     Performance Standards and Review

9.1 The Employee must answer fully and truthfully all questions relating to the Employee's performance and conduct.

9.2 The Employee must attend and participate in all performance interviews, and complete any performance related questionnaires or appraisal forms.

9.3 The Employee's performance will be reviewed by the Employer throughout the Employment and at least once every year of service on or about 31 December.

9.4 The Employee must meet the minimum performance standards usually applicable to a chief executive officer for a similar size organisation. If the Employee fails to meet these standards, the Employer may take disciplinary action against the Employee. This disciplinary action may include the termination of the Employment.

9.5 The performance standards represent minimum requirements only and are not intended to constitute an exhaustive list of the performance measures which will be used by the Employer to assess the Employee.

9.6 The Employer may review and amend these minimum performance standards at the beginning of each financial year or at any other time after consultation with the Employee.

10    Conflicts of Interest and Code of Conduct

10.1 The Employee must not undertake any activity (including paid or unpaid work) which may either compromise or give rise to a conflict with either:

      (a)   the Employee's duties and responsibilities under this contract; or

      (b)   the business interests of the Employer,

      unless the Employee has obtained the prior consent of the Employer in writing. The Employer acknowledges that the Employee has disclosed his business relationship with Yayasan On-Clinic, a business which operates an Indonesian business which is similar to the Employer's Australian business, and the Employee's ownership of certain intellectual property in fields similar to the Employer's business. The Employer acknowledges and agrees that the Employee is entitled to licence that intellectual property to a third party outside Australia and be involved in businesses similar to the Employer's business outside Australia. The Employer also acknowledges that the Employee is engaged in medication formulation and development separate tot eh Employee's employment with the Employer and that the Employee (or his nominee) will own any intellectual property relating from such activities.

10.2 The Employee must immediately and fully disclose in writing to the Employer any potential or actual conflicts of interest.

10.3  The Employee is not prevented by this clause from:

      (a) any reasonable involvement in any professional or educational activity or body; or

      (b) trading in any shares or stock of any company which is listed on a recognised stock exchange for the purpose of investment only, provided that such shares or stock do not exceed 5% of the company's issued capital, excepting shares in the Employer (in respect of which the Employee continues nevertheless to be subject to all other relevant obligations, including under statute and in equity).

10.4 The obligations contained in this clause are not intended to detract from the Employee's express and implied obligations to act in good faith and fidelity towards the Employer.

11    Hours of Work

The Employee is engaged on a full time basis and is expected to devote the Employee's full time and attention to the business of the Employer during normal working hours, and when necessary, after such hours without further remuneration or time off in lieu.

12    Base Salary Package

12.1 The Employer will provide a gross base salary package of $350,000 per annum plus employer superannuation contributions in accordance with clause 12.3.

12.2 The Employer will pay the base salary to the Employee in fortnightly instalments into a bank account nominated by the Employee. The instalments will be paid in arrears.

12.3 In accordance with the federal Superannuation Guarantee Scheme, the Employer will make employer superannuation contributions for the benefit of the Employee into a complying superannuation fund. The employer superannuation contributions will be the minimum amount required for the Employer to avoid the payment of a superannuation guarantee charge.

12.4 The level of the Employee's gross base salary package will be reviewed by the Employer annually on or about 31 December. In undertaking this review the Employer may have regard to any matter in its absolute discretion, including but not limited to the performance of the Employee, the performance of the Employer, the prevailing economic conditions, the Employer's business requirements and its capacity to pay. This review will not necessarily lead to an increase in base salary.

13    Bonus

13.1 The Employee is eligible to participate in a discretionary bonus scheme operated by the Employer ("the Scheme").

13.2 Under the Scheme, the Employee may receive a bonus following the completion of each calendar year, to be determined at the sole and absolute discretion of the Employer, which bonus will only be payable if the Employee remains employed by the Employer as at the date the bonus, if any, is to be paid.

13.3 The bonus will be payable within 3 months after the end of the relevant calendar year.

13.4 The Employer may take into account such matters which it believes to be relevant, which may include the individual performance of the Employee as well as the overall performance of the Employer.

13.5 No bonus will be payable in relation to a financial year unless the Employer's overall financial performance exceeds the minimum target set by the board. The minimum financial target applying to the current calendar year ending 31 December 2005 will be consolidated Net Income of the Employer (before income tax expenses and excluding any capital profits received from sale of assets), as determined in accordance with the applicable Australian accounting standards, of A$1.5 million.

13.6 The conferral and value of any bonus under the Scheme will at all times be within the sole and absolute discretion of the Employer.

13.7 Notwithstanding the foregoing, providing the Employee's overall performance is excellent, it is envisaged that the Employee's bonus for the current calendar year ending 31 December 2005 will be an amount of up to 7% of that portion of the Employer's Net Income (before income tax expenses and excluding any capital profits received from sale of assets) that is above the target amount set under clause 13.5 for that calendar year.

13.8  The Employer may vary the terms of or cancel the Scheme at any time.

14    Refund of expenses and provision of allowances

14.1 Any business expenses which the Employee necessarily incurs for the purpose of carrying out the duties of the Position will be reimbursed by the Employer provided that:

      (a) the expenses are reasonable and related directly to the Employer's business;

      (b) the Employee has provided the Employer with itemised receipts of these expenses, and any other additional evidence of these expenses as it may reasonably require; and

      (c) the Employee complies with any other policy or procedure published by the Employer from time to time regarding the reimbursement of expenses.

14.2 In addition to the Employee's base remuneration and bonus, the Employer will provide the Employee with a car allowance of $35,000 per annum.

15    Annual Leave

15.1 The Employee is entitled to take annual holidays in accordance with the provisions of the Annual Holidays Act 1944 (NSW).

15.2  The Employee is not entitled to annual leave loading.

15.3 The Employer has the right to direct the Employee to take accrued annual leave by giving one month's notice.

15.4 The Employee acknowledges that the Employer may take into account its business requirements when either accepting or rejecting an application from the Employee to take annual holidays at a particular time.

15.5 Whilst on such leave, the Employee will not engage in any conduct which is inconsistent with the Employee's duties and responsibilities under this contract.

15.6 The parties agree and acknowledge that the Employee's accrued annual leave as at the date of this contract totals 120 days.

16    Long Service Leave

16.1 The Employee is entitled to take long service leave in accordance with the provisions of the Long Service Leave Act 1955 (NSW).

16.2 The Employee acknowledges that the Employer may take into account its business requirements when either accepting or rejecting an application from the Employee to take long service leave at a particular time.

16.3 Whilst on such leave, the Employee will not engage in any conduct which is inconsistent with the Employee's duties and responsibilities under this contract.

16.4 The parties agree and acknowledge that the Employee's commencement of employment for the purpose of calculating long service leave entitlements was 1 March 1993.

17    Sick Leave

17.1 The Employee will be entitled to 8 days' sick leave on full remuneration per year of service, provided that, when taking sick leave, at the first available opportunity the Employee:

      (a) promptly notifies the Employer of the proposed absence on sick leave, the reason for taking the sick leave, and the expected duration of the absence;

      (b) upon request, provides the Employer with a medical certificate signed by a registered medical practitioner which sets out the reason for the Employee's absence and the expected duration of absence; and

      (c) the Employee provides the Employer with any other medical evidence in relation to the sick leave as required by the Employer.

17.2 Untaken sick leave will accumulate from year to year up to a total accumulation of 100 days. The Employer and the Employee agree and acknowledge that the Employee has accumulated 100 days as at the date of this contract.

17.3 The Employee will not be entitled to receive any payment for untaken sick leave days upon termination or at any other time.

18    Policies and Procedures

18.1 The Employee must comply with the employment policies and procedures of the Employer as published and amended by the Employer from time to time.

18.2 The Employer will notify the Employee in writing of any changes to its employment policies and procedures.

19    Occupational Health and Safety

19.1  The Employee must:

      (a)   safely attend to the duties of the Position;

      (b) familiarise himself with all occupational health and safety laws and the regulations which are relevant to the duties of the Position, and also the occupational health and safety policies and procedures of the Employer;

      (c) comply with the above and take steps to ensure that the employees of the Employer comply with the above;

      (d) immediately notify the board of directors of any potential or actual occupational health and safety risks;

      (e) take a pro-active interest in eliminating or reducing health and safety risks to the Employee and to others in the workplace; and

      (f) co-operate with the Employer in its efforts to comply with occupational health and safety requirements.

20    Anti-discrimination and Harassment

20.1 The Employer is an equal opportunity employer and will not tolerate unlawful discrimination or harassment at its workplace.

20.2 The Employee must at all times comply with and ensure that the employees of the Employer comply with the anti-discrimination and harassment policies of the Employer.

20.3 The Employee must immediately notify the board of directors as soon the Employee becomes aware of any unlawful discrimination or harassment.

21    Use of Employer's Facilities

21.1 The Employer may provide the Employee with access to certain facilities, including email and Internet services, computer systems, telephone services (mobile and landline), facsimile machines and photocopy facilities ("the Facilities").

21.2 The Facilities are provided for use in connection with the business of the Employer only. The Employee will reimburse the Employer for any costs incurred as a result of any use of the Facilities that is not related to the business of the Employer, including the following:

      o     personal calls on mobile phones;

      o     personal interstate or overseas phone calls;

      o     personal facsimile charges; and

      o     personal photocopy costs.

21.3 The use of the Facilities will be monitored by the Employer and the Employee consents to this monitoring. The Employee acknowledges that any personal messages received or sent on the Facilities will not be regarded as confidential.

21.4 The Employee must not use the Facilities to access, download, copy, circulate, send, receive, or otherwise communicate:

      o     hateful or abusive material;

      o     offensive material (including jokes or games);

      o     defamatory material;

      o material which would offend anti-discrimination and/or harassment laws; or

      o     pornography.

      The Employee must also actively discourage anyone else from sending the Employee this type of material.

21.5 The Employee must not use the Facilities to infringe the copyright of others. For example, copying and distributing licensed software may be in breach of copyright and may expose the Employee and the Employer to legal action.

21.6 The Employee must not use unauthorised software on the Employer's computer or download software from the Internet.

21.7 The Employee must also comply with any policies distributed by the Employer regarding the use of the Facilities.

22    Termination Upon Prior Notice

22.1 Either Party may terminate the Employment by giving the other not less than 12 months' prior notice.

22.2 Where the Employee is required to work out a period of notice, the Employer may direct the Employee during some or all of the notice period:

      (a)   not to attend the office;

      (b) not to contact clients, customers, suppliers, employees or contractors of the Employer;

      (c)   not to perform the duties of the Position;

      (d)   to perform the duties of the Position from home;

      (e) to assist the Employer to arrange a proper handover of the duties of the Position, including clients or customers and businesses; or

      (f)   any combination of the above,

      provided always that:

      (i) this is done for the primary purpose of protecting the business of the Employer; and

      (ii) the Employee continues to receive remuneration under this contract (or where this remuneration includes commission or bonuses) a reasonable assessment of the remuneration under this contract that the Employee would have received if this direction was not given.

22.3 If the Employee gives the Employer notice of termination for the purpose of commencing work with a competitor of the Employer, or otherwise competing with the Employer, the Employee must:

      (a) immediately upon giving notice disclose full details of this purpose so as to enable the Employer to take steps to protect its business, and arrange the hand over of the Position's duties (including clients, suppliers and business) to another employee; and

      (b) comply with any directions given by the Employer for the purpose of giving effect to (a) above.

      The obligation set out in this sub-clause above is not intended to detract from the Employee's general obligation to immediately disclose any conflict of interest to the Employer.

22.4  The Employer may also terminate the Employment by either:

      (a)   making a payment in lieu of the entire notice period; or

      (b) requiring the Employee to work part of the notice period and making a payment in lieu of the balance of the notice period.

      In either case the Employment will be terminated upon the making of the payment in lieu of notice.

22.5 Subject to the following subclause, any payment in lieu of notice will be calculated by reference to the remuneration which the Employee would have earned under this contract if the Employee worked the Employee's normal hours throughout the notice period (or part thereof).

23    Summary Termination

23.1 The Employer may terminate the Employment at any time without prior notice if the Employee:

      (a) is guilty of serious misconduct (including, but not limited to theft, fraud, and assault);

      (b) is grossly negligent or otherwise incompetent in the performance of the duties of the Position;

      (c) commits a serious or persistent breach of the terms of this contract;

      (d) refuses to carry out a lawful and reasonable instruction that is consistent with this contract;

      (e) becomes bankrupt or suspends payment or compounds with or assigns the Employee's estate for the benefit of his creditors;

      (f) commits a crime or other civil wrong, which in the reasonable opinion of the Employer, may seriously impact on the Employee's ability to perform the duties of the Position or is likely to significantly damage the reputation or business of the Employer; or

      (g) is either repeatedly absent from work or absent from work for a period of five (5) consecutive days without proper explanation or the consent of the Employer.

23.2 The Employee may terminate the Employment without prior notice if the Employer commits a serious breach of this contract.

24    Appointment to and Resignation from Offices

24.1 The Employer may, during the Employment, request that the Employee hold offices with the Employer or a Related Body Corporate of the Employer. Unless otherwise agreed in writing, these offices will be held without any further remuneration to the Employee.

24.2 On termination of the Employment for any reason, the Employee must, at the request of the Employer, resign from any office (including the office of director) held by the Employee in the Employer or in any Related Body Corporate, without claim for compensation.

24.3 The Employee will not be entitled to a benefit under this contract or otherwise in connection with the termination of the Employment, if the giving of the benefit will give rise to a breach of Part 2D.2 of the Corporations Act 2001, any other provision of that Act, or any other applicable statute, rule or regulation that limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

25    Suspension

25.1 If the Employer suspects that the Employee has been involved in any improper conduct or involved in any other conduct which in the reasonable opinion of the Employer requires proper investigation, the Employer may do the following for the purposes of conducting this investigation:

      (a) suspend the Employee from any requirement to perform the duties and responsibilities of the Position for a period not exceeding two weeks;

      (b) direct the Employee not to attend the workplace or contact fellow employees or any other party involved in the conduct which is being investigated;

      (c)   appoint any person to conduct the investigation; and

      (d) direct the Employee to provide any assistance and answer any questions, required for the investigation.

25.2 During the period of suspension the Employee will continue to receive the remuneration set out under this agreement.

25.3 Any suspension under this clause will not be treated as disciplinary action by the Employer, but will be instituted solely for the purpose of conducting an investigation.

26    Confidential Information and Insider Trading

26.1 "Confidential Information" means the following information which is obtained by the Employee during the course of or as a result of the
      Employment:

      (a) information which is marked "Confidential" or which is described or treated by the Employer as confidential;

      (b)   information of a business sensitive nature;

      (c)   personal information as defined in the Privacy Act 1988 (Cth);

      (d)   trade secrets; and

      (e) without limiting the generality of the above, the information which is listed in Schedule B of this Contract.

26.2 Confidential Information is not confined to information of the Employer, but may also include information of its Related Bodies Corporate, clients, suppliers, contractors and employees and information of the Employer's customers, contractors, suppliers, clients and their Related Bodies Corporate.

26.3 Confidential Information will not include information which is or becomes readily available in the public domain otherwise than as a result of the breach of an obligation of confidence by the Employee.

26.4 The Employee must not use or disclose Confidential Information during or after the Employment except in the following circumstances:

      (a)   the Employer has given its prior written consent; or

      (b) in the proper course of performing the duties of the Position and for the benefit of the Employer; or

      (c)   to the extent required by law.

26.5 Without limiting generality of the above, the Employee must not disclose Confidential Information to other employees of the Employer unless these employees are authorised by the Employer to receive this information and need to know this information to perform their duties to the Employer.

26.6 The Employee must immediately notify the Employer if the Employee suspects that Confidential Information has been improperly used or disclosed.

26.7 The Employee must take all reasonable steps to prevent the unauthorised disclosure or use of Confidential Information.

26.8 The Employee must execute all confidentiality agreements with the Employer which are designed to protect Confidential Information which comes to the attention of the Employee as a result of the Employment, as reasonably required by the Employer from time to time.

26.9 The Employee must not copy or remove from the Employer's premises any Document which contains Confidential Information except for the purpose of properly performing the duties of the Position and for the benefit of the Employer.

26.10 The Employee acknowledges that the Employee is likely to have access to material non-public information regarding the Employer or its Related Bodies Corporate and that insider trading restrictions may apply to the Employee as a result of obtaining such information. The Employee acknowledges and agrees that the Employee will comply with all legal obligations which the Employee has in relation to such restrictions in respect of such information.

27    Return of Property and Documents upon Termination

27.1 Upon the termination of the Employment, the Employee must immediately deliver to the Employer without any further demand:

      (a)   all Documents and other property of the Employer; and

      (b) without limiting the generality of (a) above, all Documents which contain any Confidential Information, documents in the Employee's possession or control relating in any way to any Confidential Information.

28    Post-Employment Restrictions

28.1 The Employee will comply with the post-employment restrictions which are set out in Schedule C to this contract.

28.2 The Employment is conditional upon the Employee complying with the post-employment restrictions. The Employee acknowledges that the Employee's remuneration under this contract incorporates consideration for the post-employment restrictions.

28.3 The Employee acknowledges that during the Employment, the Employee has or will become possessed of Confidential Information regarding the business of the Employer and its Related Bodies Corporate, clients, customers and suppliers, and the disclosure or use of such information may materially harm the Employer or its Related Bodies Corporate. The Employee agrees that the post-employment restraints contained in Schedule C are reasonable and necessary for the protection of the business of the Employer and its Related Bodies Corporate.

29    Entire Agreement

This contract constitutes the entire agreement relating to the Employment on and from 1 July 2005 and supersedes all prior agreements, contracts, negotiations and representations whether in writing or oral in relation to the Employment after 30 June 2005. This contract may only be amended by agreement in writing signed by both parties. For the avoidance of doubt, this contract does not constitute a guarantee of employment with the Employer for any period, including up to 30 June 2005.

30    No Representations and Warranties

The Employee acknowledges that in entering into this contract, the Employee has not relied on any representations or warranties about its subject matter, except as provided in this contract.

31    Governing Law and Jurisdiction

The Employment is governed by the laws in force in New South Wales and both the Employer and the Employee irrevocably submit to the non-exclusive jurisdiction of the courts of New South Wales.

32    Independent Legal Advice

32.1 The Employee acknowledges that the Employee has had a reasonable opportunity to obtain independent legal advice regarding the contents of this contract.

32.2 The Employee acknowledges that the Employee has had sufficient time to review the contents of this contract and further, understands the contents of this contract.

32.3 The Employee acknowledges that the Employee has not been placed under any undue pressure to enter into this contract.

Signed for and on behalf of             )
Advanced Medical Institute Pty          )
Limited                                 )
by its sole director/Authorized Officer )

                                              /s/ Tony Khan
                                              ----------------------------------
                                              Signature of Authorized Officer

                                              Tony Khan
                                              ----------------------------------
                                              Name of Authorized Officer (please
                                              print)

Signed by                               )
Dr Jack Vaisman                         )
in the presence of:                     )

/s/ Dilip Shrestha                            /s/ Jack Vaisman
-------------------------------------         ----------------------------------
Signature of witness                          Signature of Dr Jack Vaisman

Dilip Shrestha
-------------------------------------
Name of witness (please print)

Schedule A

Job Description
--------------------------------------------------------------------------------

As chief executive officer and managing director, the Employee will have significant responsibility for the performance of the Employer and will exercise all powers vested in him by the Employer from time to time.

Without limiting the generality of the foregoing, the Employee will be responsible for oversight of the following:

      (a)   the strategic business operation and development of the Employer;

      (b) monitoring the general non-strategic day to day business operations of the Employer (by supervising the performance of the Employer's chief operating officer and chief financial officer and the staff reporting to them);

      (c) supervising the performance of the Employer's chief operating officer and chief financial officer;

      (d) human resources including advertising, interviewing and engaging contractors (doctors and other service providers) and staff (sales, helpline, back office) for the operation of the business of the Employer;

      (e)   monitoring and reviewing staff and contractors;

      (f) supervising and working with the chief financial officer with respect to his accounting, budgeting and information technology responsibilities;

      (g) analysing the market, being involved in settling service rates and reviewing business performance;

      (h) assisting with advertisement and call centre script preparation and review;

      (i)   preparing and reviewing business plans;

      (j)   engaging suppliers;

      (k)   assisting with premises and lease sourcing and review;

      (l) compliance with legal obligations in respect of corporate governance and day to day business operations; and

      (m) working closely with the Employer's contracted pharmacy, doctors, nurses, sales staff and call centre staff to ensure services are delivered to the highest standard and revenue and profit is maximised.

Schedule B

Confidential Information
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      (a)   the names and addresses and other personal details of employees, contractors, clients and suppliers of the Employer or its Related Bodies Corporate (including without limitation doctors, nurses, sales staff, clinic staff, pharmacy contractors, medical equipment suppliers, pharmaceutical suppliers and information technology suppliers);

      (b) the terms upon which the Employer or its Related Bodies Corporate contract with employees, contractors, clients and suppliers;

      (c) financial results, business plans and forecasts of the Employer or its Related Bodies Corporate;

      (d)   the terms of this contract;

      (e) know-how, trade secrets, ideas, concepts, technical and operational information, arising or used by the Employer or its Related Bodies Corporate in relation to their businesses including without limitation treatment methods and compositions, client databases and details, call centre scripts and direct sales scripts, outbound call scripts, treatment manuals and customer management software;

      (f) information concerning the affairs or property of the Employer's business or the business of its Related Bodies Corporate or any business, property or transaction in which the Employer or its Related Bodies Corporate may be or may have been concerned or interested;

      (g) information about the business methods of the Employer or its Related Bodies Corporate in the conduct of their businesses; and

      (h) information which by its nature or by the circumstances of its disclosure, is or could reasonably be expected to be regarded as confidential to the Employer or any third party with whose consent or approval the Employer uses that information.

Schedule C

Post-Employment Restrictions
--------------------------------------------------------------------------------

1.    For the purposes of this Schedule the following words have these meanings:

      "Customer" means any person who:

      (a)   is a customer of the Employer; or

      (b)   was a customer of the Employer within the Relevant Period; or

      (c) was having discussions with the Employer at any time in the last three months of the Employment regarding becoming a customer.

      "Geographical Area" means New South Wales, Victoria, Queensland, Western Australia, South Australia, the Northern Territory, Tasmania, the Australian Capital Territory and any other place that the Employer or any of its Related Bodies Corporate was carrying on business at the Termination Date.

      "Relevant Period" means the last twelve months of the Employment up to and including the Termination Date, or if the period of the Employment was less than twelve months, that shorter period.

      "Restraint Period" means:

      (a) a period of 2 years after the Termination Date; but if that period is held by a court of competent jurisdiction to be unenforceable,

      (b) a period of 1 year after the Termination Date; but if that period is held by a court of competent jurisdiction to be unenforceable,

      (c) a period of 6 months after the Termination Date; but if that period is held by a court of competent jurisdiction to be unenforceable,

      (d)   a period of 3 months after the Termination Date.

      "Restricted Business" means:

      (a) the business of providing programmes for the treatment of impotence, premature ejaculation or sexual dysfunction in men and women; and

      (b) any other business activity of a kind carried on in the Geographical Area by the Employer or a Related Body Corporate of the Employer in which the Employee was involved in the course of the Employment at any time during the Relevant Period.

      "Restricted Person" means any person:

      (a)   who is an employee, consultant or contractor of the Employer; or

      (b) who was an employee, consultant or contractor of the Employer within the Relevant Period; or

      (c) with whom the Employer was having discussions at any time in the last three months of the Employment regarding that person becoming an employee, consultant or contractor of the Employer.

      "Supplier" means any person who:

      (a) supplies the Employer or any of its Related Bodies Corporate with goods or services relating to Restricted Business including without limitation pharmaceutical services, pharmaceuticals, medical devices or equipment and medical services (including without limitation as a doctor or a nurse); or

      (b) supplied the said goods or services to the Employer or any of its Related Bodies Corporate in the Relevant Period; or

      (c) was having discussions with the Employer at any time in the last three months of the Employment regarding becoming a supplier of the said goods or services to the Employer.

      "Termination Date" means the date on which the Employment is terminated for any reason.

2. A person will not constitute a Customer, Restricted Person, or Supplier as defined in clause 1 above unless the Employee either had material contact or dealings with that person in the course of the Employment, is likely to have developed a direct or indirect influence over that person as a result of the Employment, or had access to information regarding that person as a result of the Employment.

3. The Employee will not at any time during the Restraint Period (without the Employer's prior written consent) directly or indirectly, on the Employee's own behalf or on behalf of any other person:

      (a) in the Geographical Area participate in or be involved with the carrying on of Restricted Business;

      (b) in the Geographical Area, in respect of Restricted Business, become employed by, or provide services to, or have any other business association with, a business carrying on Restricted Business, including but not limited to such a business in which any of Gary Aaron, Mark Ryan, Tim Kinsella, Graham Meehan and Ramsay Salis (which persons the Employee acknowledges are competitors of the Employer) or any person associated with any of them is participating or is involved;

      (c) in the Geographical Area solicit Restricted Business from any Customer or Supplier;

      (d) endeavour to entice a Customer or Supplier away from the Employer or otherwise interfere with the relationship which the Employer maintains or proposes to maintain with a Customer or Supplier;

      (e) accept a request from a Customer to provide the Customer with services in the Geographical Area that would constitute Restricted Business;

      (f) interfere with any transaction relating to Restricted Business in which the Employer is involved or proposes to be involved;

      (g) attempt to entice away from the Employer any Restricted Person or otherwise interfere with the relationship which the Employer maintains or proposes to maintain with a Restricted Person;

      (h) engage in any conduct which may tend to damage the business or business interests of the Employer; or

      (i) counsel, procure or assist any person to do any of the acts referred to above.

4. The restrictions imposed on the Employee under sub-clauses 3 (a) to (i) are separate and independent restrictions, apply concurrently, and are not intended to limit the operation, interpretation or severability of each other. Subject always to the operation of the Restraints of Trade Act 1976
      (NSW), each and every restriction in this Schedule will be taken to be a severable and independent restriction with the intent that, if they are, taken together, adjudged to go beyond what is reasonable in all the circumstances but would be adjudged reasonable with any one or more restrictions or parts of the restrictions deleted, the restrictions will be taken to apply as if those restrictions or parts of restrictions so adjudged unreasonable were deleted.

5.    Nothing in this Schedule prevents the Employee from:

      (a) being a holder for the purposes of investment only of a corporation's marketable securities quoted on a recognised stock exchange (providing the holding is limited to 5% or less of the corporation's issued capital); or

      (b) reasonable involvement in any professional or educational activity or body.

6. The Employee acknowledges that, if the Employee breaches clause 3 above, damages may not be a sufficient remedy and that the Employer will be entitled to claim injunctive and/or other equitable relief.

7. The Employee acknowledges that the restrictions set out in this clause are reasonably necessary to protect the business of the Employer and its Related Bodies Corporate.